UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2015 (August 21, 2015)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Principal Executive Officer

On August 24, 2015, Crawford & Company (the “Company”) announced that Jeffrey T. Bowman resigned from the positions of President and Chief Executive Officer, and as a member of the Board of Directors (the “Board”), of the Company effective August 21, 2015. In connection with his resignation and upon the entry into a separation agreement (the “Separation Agreement”) in the form contemplated by that certain Employment Agreement, effective as of January 1, 2013, by and between the Company and Mr. Bowman (the “Employment Agreement”), Mr. Bowman agreed to certain noncompetition provisions contained therein, and to release any and all claims he may have otherwise have had against the Company. Also pursuant to the Separation Agreement and in recognition of his years of service to the Company, Mr. Bowman became entitled to receive the payments contemplated pursuant to Section 11.2 of the Employment Agreement. In addition, the Company agreed to pay to Mr. Bowman his base salary through September 30, 2015, a continued car allowance and continued life insurance premiums for two years, and to accelerate the vesting of 8,333 shares of Class A common stock of the Company previously awarded to Mr. Bowman under the Company’s 2015 Long Term Incentive Plan. The Separation Agreement also contemplates that the Company and Mr. Bowman will enter into a separate agreement pursuant to which the Company will purchase from Mr. Bowman up to 500,000 shares of Class A common stock of the Company at a price of $6.62 per share.

Appointment of Principal Executive Officer

The Board has an active search process underway to select a permanent President and Chief Executive Officer of the Company. During the transition period, Harsha V. Agadi, who has served as a member of the Board since August 2010, will serve as the Company’s interim President and Chief Executive Officer.

Mr. Agadi, age 53, also serves as Chairman and Chief Executive Officer of GHS Holdings LLC, an investing and restaurant consulting business, a position he has held since 2000. From August 2010 until February 2012, Mr. Agadi was Chairman and Chief Executive Officer of Friendly’s Ice Cream LLC, a restaurant chain which provides sandwiches and ice cream desserts. From December 2004 until December 2009, Mr. Agadi was President and Chief Executive Officer of Church’s Chicken, a franchised quick service chicken restaurant. He also currently serves on the board of directors of Crawford & Company and Belmond, Ltd. In his role as Chief Executive Officer of GHS Holdings LLC and other corporations, Mr. Agadi has developed substantial experience in establishing global brands and improving the operations of companies.

The Compensation Committee of the Company and the Board have approved compensation for Mr. Agadi for his service as interim President and Chief Executive Officer. Mr. Agadi will be entitled to a salary of $55,000 per month for his service in this interim role.

The press release issued by the Company on August 24, 2015 announcing Mr. Bowman’s resignation and Mr. Agadi’s appointment is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press release, dated August 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ W. Bruce Swain
	Name:	W. Bruce Swain
	Title:	Executive Vice President -
Chief Financial Officer

Date: August 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 24, 2015.